                                  SCHEDULE 14A

                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the registrant /X/

Filed by a party other than the registrant / /

Check the appropriate box:

/ / Preliminary proxy statement             / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

/X/ Definitive proxy statement

/ / Definitive additional materials

/ / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                          KEMPER STRATEGIC INCOME FUND
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                          KEMPER STRATEGIC INCOME FUND
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

/ / $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

(5) Total fee paid:

- --------------------------------------------------------------------------------

/X/ Fee paid previously with preliminary materials.

- --------------------------------------------------------------------------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

- --------------------------------------------------------------------------------

(2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

(3) Filing party:

- --------------------------------------------------------------------------------

(4) Date filed:

- --------------------------------------------------------------------------------

IMPORTANT NEWS


FOR KEMPER CLOSED-END FUND SHAREHOLDERS


                                                                     JULY 1995


WHILE WE ENCOURAGE YOU TO READ THE FULL TEXT OF THE ENCLOSED PROXY STATEMENT, HERE'S A BRIEF OVERVIEW OF MAJOR MATTERS TO BE VOTED UPON.



                     Q&A QUESTIONS AND ANSWERS



Q.   WHAT IS HAPPENING?

A. Kemper Corporation -- not your fund -- has agreed to be acquired by an investor group led by Zurich Insurance Company through a merger. Zurich is an internationally recognized market leader in life and non-life insurance and reinsurance and is increasingly involved in the financial services industry. As part of the merger, your fund's investment manager, Kemper Financial
     Services, Inc. (KFS), will be sold to a subsidiary of Zurich. In order for KFS to serve as investment manager of your fund after the merger, it is necessary for your fund to approve a new investment management agreement.

     The following pages elaborate on Zurich, the proposed new investment management agreement and the fund board's evaluation of Zurich's plans for KFS. A vote is also being sought on the election of two additional board members and the selection of independent auditors.

Q.   WHY AM I BEING ASKED TO VOTE ON THE PROPOSED NEW INVESTMENT
     MANAGEMENT AGREEMENT?

A. The Investment Company Act of 1940 requires a vote whenever there is a change in control of an investment manager. Kemper
     Corporation's merger with Zurich is such a change of control and requires a fund shareholder vote upon a new investment management agreement with your fund.

Q.   WHAT HAPPENED WITH KEMPER CORPORATION'S INTENTION LAST YEAR TO
     MERGE WITH CONSECO, INC.?

A. The agreement was terminated by mutual consent of Kemper and Conseco.

Q.   HOW WILL THE KEMPER/ZURICH MERGER AFFECT ME AS A FUND
     SHAREHOLDER?

A. Your fund and your fund investment will not change. You will still own the same shares in the same fund.




                                [KEMPER LOGO]

     The terms of the new management agreement are the same as the current management agreement. If the new investment management agreement is approved, your fund shares will not change and the advisory fees charged to your fund will not change.

     Zurich has committed to provide all resources necessary to provide your fund with top quality investment management and shareholder services.

Q.   WILL THE INVESTMENT ADVISORY FEES BE THE SAME?
A. Yes, the investment advisory fees paid by your fund will remain the same.

Q.   HOW DO THE BOARD MEMBERS OF MY FUND SUGGEST THAT I VOTE?
A. After careful consideration, the board members of your fund, including the independent members, recommend that you vote "For" all the items on the enclosed proxy card.

Q.   WHO IS PAYING THE COST OF THE SHAREHOLDER MEETING AND THIS PROXY
     SOLICITATION?
A. Kemper Corporation and Zurich Insurance Company -- not your fund -- are paying all costs of the fund's shareholder meeting and proxy solicitation.

Q.   WHOM DO I CALL FOR MORE INFORMATION?
A.   Please call Kemper Shareholder Services at 1-800-621-1048.


                              ABOUT THE PROXY CARD


[Illustration of front of a proxy card, without actual text of the proposals to be voted upon]


Because each fund must vote separately, you are being sent a proxy card for each fund account that you have. Please vote all issues shown on each proxy card that you receive.


Please vote on each issue using blue or black ink to mark an X in one of the three boxes provided on each proxy card. On Item 1 (election of board members) mark For "All", "Withhold All" or "For All Except". If you mark an X in the "For All Except" box, you should print the number(s) relating to the individual(s) for whom you wish to withhold authority. On all other Items, mark "For", "Against" or "Abstain". Then sign, date and return each of your proxy cards in the accompanying postage-paid envelope. All registered owners of an account, as shown in the address on the proxy card, must sign the card. If you are signing for a corporation, trust or estate, please indicate your title or position.


                THANK YOU FOR MAILING YOUR PROXY CARD PROMPTLY!

KEMPER CLOSED-END FUNDS
120 SOUTH LASALLE STREET, CHICAGO, ILLINOIS 60603
TELEPHONE 1-800-621-1048

                                                                    July 7, 1995

Dear Kemper Fund Shareholder:


     As you read in the Questions and Answers (Q & A) on the outside cover, Kemper Corporation has agreed to be acquired by an investor group led by Zurich Insurance Company through a merger. Zurich is an internationally recognized market leader in life and non-life insurance and reinsurance and is increasingly involved in the financial services industry. (More information about Zurich can be found inside the proxy statement.)


     We're sending this proxy statement to you because your vote is important to the planned Kemper merger. Your fund's investment manager, Kemper Financial Services, Inc. (KFS), is a subsidiary of Kemper Corporation. Because of the Zurich/Kemper merger, it is necessary for your fund to approve a new investment management agreement.

     As you review these materials, please keep in mind that Kemper Corporation and KFS -- NOT YOUR FUND -- are being acquired by Zurich. If the new investment management agreement is approved, YOUR FUND SHARES WILL NOT CHANGE AND THE ADVISORY FEES CHARGED TO YOUR FUND WILL NOT CHANGE. Further, you should continue to receive the high quality investment management and shareholder services that you have come to expect over the years.

     Your Fund Board has approved the proposals and recommends them for your approval. I encourage you to vote in favor of the proposals. PLEASE VOTE NOW TO HELP SAVE THE COST OF ADDITIONAL SOLICITATIONS.

     As always, we thank you for your confidence and support.

Sincerely,



Stephen B. Timbers
President

KEMPER CLOSED-END FUNDS
120 SOUTH LASALLE STREET, CHICAGO, ILLINOIS 60603

TELEPHONE 1-800-621-1048

NOTICE OF JOINT SPECIAL MEETING OF SHAREHOLDERS
SEPTEMBER 19, 1995 AND PROXY STATEMENT
                                                                    July 7, 1995

To the Shareholders:

You are invited to attend a joint special meeting of shareholders of the following Kemper Closed-End Funds (each a "Fund" and collectively the "Funds"):

   Kemper High Income Trust ("KHI")
    Kemper Intermediate Government Trust ("KGT")
    Kemper Multi-Market Income Trust ("KMM")
    Kemper Municipal Income Trust ("KTF")
    Kemper Strategic Municipal Income Trust ("KSM")
    The Growth Fund of Spain, Inc. ("GSP")
    Kemper Strategic Income Fund ("KST")

The meeting will be held in Room 17L on the 17th floor at the offices of the Funds, 120 South LaSalle Street, Chicago, Illinois on Tuesday, September 19, 1995 at 2:30 p.m., Chicago time, for the following purposes and to transact such other business as may properly come before the meeting or any adjournment of the meeting:

    1.    To elect two (2) additional Members to the Board of each Fund.

    2. To ratify or reject the selection of Ernst & Young LLP as independent auditors for the current fiscal year.

    3A. To approve or disapprove a new investment management agreement with Kemper Financial Services, Inc. or its successor on the same terms as the current agreement.

    3B. For GSP only, to approve or disapprove a new sub-advisory agreement with BSN Gestion de Patrimonios, S.A., S.G.C. on the same terms as the current agreement.

         Approval of Item 3B is conditional upon approval of Item 3A for GSP.

The Board of each Fund has selected the close of business on June 23, 1995 as the record date for the determination of shareholders of each Fund entitled to notice of and to vote at the meeting. Shareholders are entitled to one vote for each share held.
- --------------------------------------------------------------------------------

PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD. SIGN, DATE AND RETURN IT IN THE ENVELOPE PROVIDED. TO SAVE THE COST OF ADDITIONAL SOLICITATIONS, PLEASE MAIL YOUR PROXY PROMPTLY.
- --------------------------------------------------------------------------------

The accompanying proxy is solicited by the Boards of Trustees, or Directors in the case of GSP, (the "Boards") of the Funds for voting at the joint special meeting of shareholders of the Funds to be held on Tuesday, September 19, 1995, and at any and all adjournments thereof (the "Meeting"). This proxy statement was first mailed to shareholders on or about July 7, 1995.

The shareholders of each Fund are being asked to vote on three items. The Board of each Fund recommends an affirmative vote on all items. The vote required to approve each item is described under the section of this proxy statement entitled "Miscellaneous."

The following table indicates which shareholders are solicited with respect to each Item:

               ITEM          KHI    KGT    KMM    KTF    KSM    GSP    KST
      ---------------------- ---    ---    ---    ---    ---    ---    ---
1.    Elect Board Members...  X      X      X      X      X      X      X
2.    Ratify Selection of
      Auditors..............  X      X      X      X      X      X      X
3A.   Approval of New
      Investment Management
      Agreement.............  X      X      X      X      X      X     X
3B.   Approval of New Sub-
      Advisory Agreement
      with BSN Gestion de
      Patrimonios,
      S.A., G.S.C...........                                     X

The Board of each Fund has fixed the close of business on June 23, 1995 as the record date for the determination of shareholders of each Fund entitled to notice of and to vote at the Meeting. As of May 31, 1995, shares of the Funds were issued and outstanding as follows:


                          FUND                     SHARES
          -------------------------------------  ----------
          KHI..................................  22,768,671
          KGT..................................  33,996,171
          KTF
            Common.............................  37,316,664
            Preferred..........................      43,000
          KMM..................................  19,933,438
          KSM..................................  10,468,611
          GSP..................................  17,159,292
          KST..................................   3,391,184


KTF ONLY. Pursuant to the Agreement and Declaration of Trust of KTF, the Board may authorize separate classes of shares of beneficial interest. The Board has authorized and KTF has issued common shares of beneficial interest (the "Common Shares") and preferred shares of beneficial interest, Series A through D (the "Preferred Shares"). The Common Shares and the Preferred Shares have different powers, rights, preferences and privileges, qualifications, limitations and restrictions with respect to, among other things, dividends, liquidation, redemption and voting as more fully set forth in the Certificate of Designation for Preferred Shares that established the Preferred Shares. The Common Shares were first issued on October 20, 1988 and the Preferred Shares were first issued on July 24, 1989. At the Meeting, the holders of the Common Shares and the Preferred Shares will vote together as a single class.

ITEM 1. ELECTION OF MEMBERS TO THE BOARDS


At the meeting, two (2) additional Board Members are to be elected to the Board of each Fund, increasing the size of each Board to eight (8) from six (6) members. The two additional Board Member positions have been proposed in order to meet the requirements of Section 15(f) of the Investment Company Act of 1940 described below under Item 3. It is intended that the proxies will be voted for the election as Board Members of the nominees described below. Each Board Member so elected will serve as a Board Member of the respective Fund until the next meeting of shareholders, if any, called for the purpose of electing Board Members (for GSP, of the class of which such person is a Member) and until the election and qualification of a successor or until such Board Member sooner dies, resigns or is removed as provided in the organizational documents of each Fund. All the current Board Members, who are identified below, were elected to the Boards at the 1995 annual joint meeting of shareholders except that Mr. Tingleff was last elected as a GSP Board Member at the 1994 annual shareholders' meeting and Messrs. Gottschalk, Timbers and Weithers were last elected GSP Board Members at the 1993 annual shareholders' meeting. Messrs. Atkins and Renwick are standing for election by each Fund's shareholders for the first time at the Meeting.


KTF ONLY. Holders of the Preferred Shares are entitled to elect two of the Board Members. Messrs. Timbers and Kelsey were elected by holders of the Preferred Shares. The four other current Board Members (Messrs. Gottschalk, Mathis, Tingleff and Weithers) were elected by holders of the Common Shares and the Preferred Shares, voting together as a single class. Messrs. Atkins and Renwick are to be elected by holders of the Common Shares and the Preferred Shares, voting together as a single class.

GSP ONLY. Pursuant to the organizational documents of GSP, the Board is divided into three classes, each class having a term of three years. At the annual meeting of shareholders in each year, the term of one class of Board Members expires. Accordingly, only those Board Members in one class may be changed in any one year, and it would require two years to change a majority of the Board. This system of electing Board Members may have the effect of maintaining the continuity of management and, thus, make it more difficult for the Fund's shareholders to change the majority of Board Members. Pursuant to the Fund's organizational documents, the number of Board Members shall be apportioned among the classes so as to maintain the classes as nearly equal in number as possible. Mr. Atkins has been nominated as a Class III Board Member for a term to expire at the 1997 annual meeting and Mr. Renwick has been nominated as a Class I Board Member for a term to expire at the 1998 annual meeting. The others listed below are not nominees and will continue as Board Members of GSP. Messrs. Kelsey and Mathis are Class I Board Members, whose terms expire in 1998. Messrs. Gottschalk, Timbers and Weithers are Class II Board Members, whose terms expire in 1996. Mr. Tingleff is a Class III Board Member, whose term expires in 1997.

All the nominees listed below have consented to serve as Board Members of the respective Funds, if elected. In case any nominee shall be unable or shall fail to act as a Board Member by virtue of an unexpected occurrence, the proxies may be voted for such other person(s) as shall be determined by the persons acting under the proxies in their discretion.

BOARD MEMBER NOMINEES FOR EACH FUND


                                                                    SHARES BENEFICIALLY
                 NAME (DATE OF BIRTH), PRINCIPAL                        OWNED AS OF
                   OCCUPATION AND AFFILIATIONS                          MAY 31, 1995
- ------------------------------------------------------------------  --------------------
James E. Akins (10/15/26)                                                   None
  Consultant on International, Political, and Economic Affairs;
  Director, Dreman Mutual Group, Inc.
Fred B. Renwick (2/1/30)                                                    None
  Professor of Finance, New York University, Stern School of
  Business; Director, TIFF Investment Program Inc.; Director, The
  Wartberg Home Foundation; Chairman, Investment Committee of
  Morehouse College Board of Trustees; Director, American Bible
  Society Investment Committee; previously member of the
  Investment Committee of Atlanta University Board of Trustees;
  previously Director of Board of Pensions Evangelical Lutheran
  Church in America; Director, Dreman Mutual Group, Inc.


CONTINUING BOARD MEMBERS OF EACH FUND

                                                                        SHARES
                                                                     BENEFICIALLY
  NAME (DATE OF BIRTH), PRINCIPAL      YEAR FIRST BECAME A BOARD     OWNED AS OF
    OCCUPATION AND AFFILIATIONS                  MEMBER              MAY 31, 1995
- -----------------------------------  ------------------------------  ------------


Arthur R. Gottschalk (2/13/25)       1988 -- KGT, KTF                KHI -- 1,000
  Retired; formerly, President,      1989 -- KHI, KMM, KSM, GSP      KGT -- 1,000
  Illinois Manufacturers             1994 -- KST                     KMM -- 800
  Association; Trustee, Illinois                                     KTF -- 800
  Masonic Medical Center; Member,                                    KSM -- 1,000
  Board of Governors, Heartland                                      GSP -- 1,000
  Institute/Illinois; formerly,                                      KST -- 800
  Illinois State Senator.
Frederick T. Kelsey (4/25/27)        1988 -- KTF                     KHI -- 500
  Retired; formerly, consultant to   1989 -- KHI, KGT, KMM, KSM,     KGT -- 2,500
  Goldman, Sachs & Co.; formerly     GSP                             KMM -- 1,000
  President, Treasurer and Trustee   1994 -- KST                     KTF -- 500
  of Institutional Liquid Assets                                     GSP -- 1,000
  and its affiliated mutual funds;
  Trustee of the Benchmark Funds
  and the Pilot Funds.

                                                                        SHARES
                                                                     BENEFICIALLY
  NAME (DATE OF BIRTH), PRINCIPAL      YEAR FIRST BECAME A BOARD     OWNED AS OF
    OCCUPATION AND AFFILIATIONS                  MEMBER              MAY 31, 1995
- -----------------------------------  ------------------------------  ------------


David B. Mathis* (4/13/38)           1995 -- All                     KST -- 667
  Chairman, Chief Executive Officer
  and Director, Kemper Corporation;
  Director, Kemper Financial
  Services, Inc. ("KFS"), Kemper
  Financial Companies, Inc.
  ("KFC"), several other Kemper
  Corporation subsidiaries, IMC
  Global Inc. and Lumbermens Mutual
  Casualty Company.
Stephen B. Timbers* (8/8/44)         1993 -- All Funds except KST    KMM -- 500
  President, Chief Operating         1994 -- KST                     KSM -- 500
  Officer and Director, Kemper
  Corporation; Chairman, Chief
  Executive Officer, Chief
  Investment Officer and Director,
  KFS; Director, KFC, several other
  Kemper Corporation subsidiaries,
  Gillett Holdings, Inc. and LTV
  Corporation.
John B. Tingleff (5/4/35)            1991 -- All Funds except KST    KHI -- 1,788
  Retired; formerly, President,      1994 -- KST                     KGT -- 533
  Tingleff & Associates (management                                  KMM -- 1,019
  consulting firm); formerly,                                        KTF -- 500
  Senior Vice President,                                             KSM -- 500
  Continental Illinois National                                      GSP -- 1,006
  Bank & Trust Company.                                              KST -- 330
John G. Weithers (8/8/33)            1993 -- All Funds except KST    KHI -- 400
  Retired; formerly, Chairman of     1994 -- KST                     KGT -- 400
  the Board and Chief Executive                                      KMM -- 200
  Officer, Chicago Stock Exchange;                                   KTF -- 200
  Director, Federal Life Insurance                                   KSM -- 300
  Company; President of the Members                                  GSP -- 300
  of the Corporation and Trustee,                                    KST -- 400
  DePaul University.


- ---------------

* Interested persons of the Funds as defined in the Investment Company Act of 1940 ("1940 Act") because of their positions with KFS, the investment manager of the Funds.

All Board Members, except Messrs. Mathis and Timbers, serve as Board Members of 10 Kemper funds. Mr. Mathis serves as a Board Member of 28 Kemper Funds and Mr. Timbers serves as a Board Member and president of 31 Kemper Funds. Each nominee has been nominated to serve as a Board Member of 10 Kemper Funds. A "Kemper Fund" is an investment company for which KFS serves as investment manager. In addition, each nominee and each current Board Member has been nominated to serve as a Board Member of the Dreman Mutual Group, Inc. (an investment company for which it is proposed that a subsidiary of KFS serve as investment manager).

Each Board has an audit and nominating committee that is composed of Messrs. Gottschalk, Kelsey, Tingleff and Weithers. The committee of each Fund met once during the fiscal year ended November 30, 1994. The committee makes recommendations regarding the selection of independent auditors for each Fund, confers with the independent auditors regarding each Fund's financial statements, the results of audits and related matters, seeks and reviews nominees for Board membership and performs such other tasks as the respective Board assigns. The committee also proposes the nominees for election by the shareholders. Shareholders wishing to submit the name of a candidate for consideration by the committee should submit their recommendations to the secretary of the applicable Fund.

Each Fund pays Board Members who are not "interested persons" of such Fund an annual retainer fee, plus expenses, and an attendance fee for each Fund Board meeting and committee meeting attended. As reflected above, the Board Members currently serve as Board Members of various investment companies for which KFS serves as investment manager. Board Members or officers who are "interested persons" receive no compensation from such Fund. The Boards of KGT, KMM, KSM and GSP met five times and the Boards of KHI, KTF and KST met six times during the fiscal year ended November 30, 1994. Each then current Board Member attended 75% or more of the respective meetings of the Board and the audit and nominating committee (if a member thereof) held during the fiscal year ended November 30, 1994.


The table below shows, for each Board Member entitled to receive compensation from the Funds, the aggregate compensation paid or accrued during each Fund's fiscal year ended November 30, 1994 and the total compensation that Kemper Funds paid to each Board Member during the calendar year 1994. The Board Members do not receive any pension or retirement benefits from any Fund.



                                                                                               TOTAL
                                                                                            COMPENSATION
                                                                                               KEMPER
                                             AGGREGATE COMPENSATION FROM FUND                FUNDS PAID
                                 --------------------------------------------------------     TO BOARD
     NAME OF BOARD MEMBERS        KHI      KGT     KTF     KMM     KSM     GSP      KST      MEMBERS(2)
- -------------------------------  ------   -----   -----   -----   -----   -----   -------   ------------
Arthur R. Gottschalk(1)........  $3,000   2,800   2,800   2,800   2,800   2,800     1,200     $ 65,000
Frederick T. Kelsey(1).........   3,000   2,800   2,800   2,800   2,800   2,600     1,200       66,800
John B. Tingleff...............   2,800   2,600   2,600   2,600   2,600   2,600     1,200       63,500
John G. Weithers...............   2,600   2,600   2,600   2,600   2,600   2,600     1,200       63,100


- ---------------

(1) Includes deferred fees and interest thereon pursuant to deferred compensation agreements with the Funds. Deferred amounts accrue interest monthly at a rate equal to the yield of Kemper Money Market Fund Money Market Portfolio.

(2) Includes compensation for service on the boards of 10 Kemper Funds. Also includes amounts for new portfolios estimated as if they had existed at the beginning of the year.

FUND OFFICERS. Information about the executive officers of the Funds, with their respective dates of birth and terms as Fund officers indicated, is set forth below (other than information about Mr. Timbers, president of each Fund since 3/2/95, which is reflected above).

J. Patrick Beimford, Jr. (5/25/50), vice president of KGT since 2/28/92, KTF since 9/9/88, KSM since 2/14/89, KHI and KMM since 2/17/93 and KST since 4/14/94, is executive vice president and director of fixed income investments of KFS.

Dale R. Burrow (10/16/56), vice president of KSM since 5/5/93, is first vice president of KFS.

Elizabeth A. Byrnes (2/8/57), vice president of KGT since 9/8/94, is first vice president of KFS.


Robert S. Cessine (1/5/50), vice president of KMM since 5/4/95, is senior vice president of KFS since January 1993; prior thereto, senior corporate bond analyst at an investment management company.


Philip J. Collora (11/15/45), vice president of each Fund except KST since 2/1/90 and KST since 3/2/90 and secretary of each Fund since 3/2/95, is senior vice president and assistant secretary of KFS.

Jerome L. Duffy (6/29/36), treasurer of KHI and KGT since 5/28/87, KMM since 8/3/88, KTF and KSM since 8/3/88, GSP since 12/18/89 and KST since 3/2/90, is senior vice president of KFS.


Dennis H. Ferro (6/20/45), vice president of GSP since 9/8/94, is executive vice president and director of international equity investments of KFS since March 1994; prior thereto, president and chief investment officer, Cigna International Investment Advisors, Ltd.


Gordon K. Johns (1/25/48), vice president of KMM since 5/4/95, is executive vice president of KFS.

Michelle M. Keeley (4/24/64), vice president of KGT since 9/8/94, is first vice president of KFS.

Michael A. McNamara (12/28/44), vice president of KHI since 2/21/91, and KMM and KST since 5/4/95, is senior vice president of KFS.

Christopher J. Mier (8/11/56), vice president of KTF and KSM since 2/21/91, is senior vice president of KFS.


John E. Peters (11/4/47), vice president of KHI and KGT since 1/17/89, KMM since 11/16/88, KTF since 9/9/88, KSM since 2/14/89, GSP since 12/18/89 and KST since 4/14/94, is senior executive vice president of KFS and president of Kemper Distributors, Inc.


Harry E. Resis, Jr. (11/24/45), vice president of KHI since 2/17/93 and KMM and KST since 5/4/95, is senior vice president of KFS.


Paul F. Sloan (7/20/47), vice president of KGT, KMM and KST since 5/4/95, is senior vice president of KFS since April 1995; prior thereto, director of institutional portfolio management at an investment management company; prior thereto, vice president for a regional bank.


Jonathan W. Trutter (11/29/57), vice president of KMM and KST since 5/4/95, is first vice president of KFS.

Stephen R. Willson (7/11/53), vice president of KSM since 5/5/93, is first vice president of KFS.

The officers of each Fund are elected by the Board of the Fund on an annual basis to serve until their successors are elected and qualified.


SHAREHOLDINGS. As of May 31, 1995, the Board Members and officers of the Funds as a group owned beneficially 7,438 shares of KHI, 4,433 shares of KGT, 15,519 shares of KMM, 8,100 shares of KTF, 7,300 shares of KSM, 3,306 shares of GSP and 2,197 shares of KST, which, in each case, is less than 1% of the outstanding shares of each Fund. As of March 31, 1995, no person is known to any Fund to have owned beneficially more than five percent of the shares of such Fund, except that FMR Corporation, 82 Devonshire Street, Boston, MA 02109, owned 1,032,000 shares of GSP, which constituted approximately 5.98% of the Fund's outstanding shares.


Section 30(f) of the 1940 Act and Section 16(a) of the Securities Exchange Act of 1934 require each Fund's officers and Board Members, investment manager, affiliated persons of the investment manager and persons who own more than ten percent of a registered class of the Funds' equity securities to file forms reporting their affiliation with that Fund and reports of ownership and changes in ownership of that Fund's shares with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. These persons and entities are required by SEC regulation to furnish the Funds with copies of all Section 16(a) forms they file. Based upon a review of these forms furnished to each Fund, each Fund believes that, during the fiscal year ended November 30, 1994, all Section 16(a) filing requirements applicable to that Fund's officers and Board Members, investment manager and affiliated persons of the investment manager were complied with, except that David B. Mathis, an affiliated person of the investment manager and a Board Member of the Funds, inadvertently failed to file initial reports of ownership for KHI, KGT, KMM, KTF, KSM and GSP after his election as a director of the investment manager, which filings have since been made; and except that James D. Boris, an affiliated person of the investment manager, did not file in a timely manner reports relating to the purchase and sale of 1,000 shares of KST.

ITEM 2. SELECTION OF INDEPENDENT AUDITORS

A majority of the members of each Fund's Board who are not "interested" persons of the Fund has selected Ernst & Young LLP, independent auditors, to audit the books and records of the Fund for the current fiscal year. This firm has served in this capacity for each Fund since it was organized and has no direct or indirect financial interest in a Fund except as independent auditors. The selection of Ernst & Young LLP as independent auditors of each Fund is being submitted to the shareholders for ratification. A representative of Ernst & Young LLP is expected to be present at the Meeting and will be available to respond to any appropriate questions raised at the Meeting and may make a statement.

BOARD RECOMMENDATION

The Board of each Fund recommends that shareholders vote FOR the ratification of the selection of independent auditors.

ITEMS 3A. AND 3B. NEW INVESTMENT MANAGEMENT AGREEMENT AND, FOR GSP ONLY, NEW SUB-ADVISORY AGREEMENT

INTRODUCTION


Kemper Financial Services, Inc. ("KFS") is the investment adviser and manager for each Fund. The indirect parent of KFS, which is Kemper Corporation ("Kemper"), has entered into an Agreement and Plan of Merger dated as of May 15, 1995 (the "Merger Agreement"), with Zurich Insurance Company ("Zurich"), Insurance Partners, L.P. ("IP"), Insurance Partners Offshore (Bermuda), L.P. ("IP Bermuda" and, together with IP, "Insurance Partners") and ZIP Acquisition Corp. ("ZIP"), whereby ZIP will be merged with and into Kemper and Kemper will continue as the surviving corporation (the "Kemper merger"). In connection with the Kemper merger, Kemper has agreed to sell KFS to KFS Acquisition Corp., a wholly-owned, indirect subsidiary of Zurich, by merging KFS and KFS Acquisition Corp. (the "KFS Sale"), with the surviving corporation ("New KFS") continuing with the name "Kemper Financial Services, Inc." The terms of the KFS Sale are set forth in a separate Agreement and Plan of Merger among Kemper, KFS, KFC and KFS Acquisition Corp. dated May 15, 1995 (the "KFS Merger Agreement"). It is currently contemplated that the KFS Sale will occur immediately before or immediately after the Kemper merger, although it is possible that the KFS Sale could be deferred until a later date. (The Kemper merger and related KFS Sale are hereinafter referred to together as the "Merger").



Consummation of the Kemper merger would constitute an "assignment," as that term is defined in the Investment Company Act of 1940 (the "1940 Act"), of each Fund's current investment management agreement with KFS. As required by the 1940 Act, each current investment management agreement provides for its automatic termination in the event of its assignment. In anticipation of the Merger, a new investment management agreement ("management agreement") between each Fund and KFS or New KFS (which may be referred to as KFS' successor) is being proposed for approval by shareholders of each Fund. A copy of the form of the new management agreement for each Fund is attached hereto as Exhibit A. THE NEW MANAGEMENT AGREEMENT FOR EACH FUND IS ON THE SAME TERMS AS THE CURRENT MANAGEMENT AGREEMENT.


BOARD RECOMMENDATION

The Board of each Fund met on May 4, 1995, June 2, 1995 and June 20, 1995 to consider the Merger and its anticipated effects upon KFS and the investment management and other services provided to the Funds by KFS and its affiliates. On June 20, 1995 the Board of each Fund, including a majority of the Board Members who are not parties to such agreement or interested persons of any such party, voted to approve the new management agreement and to recommend it to shareholders for their approval.

For information about each Board's deliberations and the reasons for its recommendation, please see "Board Evaluation" near the end of this Item 3.

The Board of each Fund recommends that shareholders vote FOR approval of the new management agreement.

INVESTMENT MANAGEMENT AGREEMENT


Each current and new management agreement provides that the Fund's investment manager will act as investment adviser, manage the Fund's investments, administer its business affairs, furnish offices, necessary facilities and equipment, provide clerical, bookkeeping and administrative services, provide shareholder and information services and permit any of its officers or employees to serve without compensation as Board Members or officers of the Fund if duly elected to such positions. Under each management agreement, the Fund agrees to assume and pay the charges and expenses of its operations including, by way of example, the compensation of the Board Members other than those affiliated with the investment manager, charges and expenses of independent auditors, of legal counsel, of any transfer or dividend disbursing agent, of any registrar of the Fund and of the custodian (including fees for safekeeping of securities), all costs of acquiring and disposing of portfolio securities, interest, if any, on obligations incurred by the Fund, costs of share certificates, membership dues in the Investment Company Institute or any similar organization, reports and notices to shareholders, other like miscellaneous expenses and all taxes and fees to federal, state or other governmental agencies. KFS from time to time, at its own expense, for KHI, KMM, KGT, GSP and KST, uses the services of Kemper Investment Management Company Limited ("KIMCO"), 1 Fleet Place, London EC4M 7RQ, a wholly owned subsidiary of KFS, with respect to foreign investments for each Fund that makes foreign investments, including analysis, research, execution and trading services. It is expected that the investment manager would continue to use KIMCO (or its successor) after consummation of the Merger. In addition, for KGT and KST only, KFS makes payments from its own funds to PaineWebber Incorporated and Kemper Securities, Inc. ("KSI"), an affiliate of KFS, respectively, for consultation and for statistical and factual information concerning the Fund as requested from time to time. Neither PaineWebber Incorporated nor KSI have any responsibility as to KGT's or KST's investments.



For the services and facilities furnished, each Fund pays an investment management fee, payable monthly, at the respective annual rate shown below, based upon average weekly net assets. The management fees for KHI, KGT, KMM, GSP and KST are higher than those charged by most other investment companies. Exhibit C reflects the management fees paid by each Fund to KFS for the fiscal year ended November 30, 1994.


                         FUND                           MANAGEMENT FEE
- ------------------------------------------------------  --------------
KHI...................................................    0.85 of 1%
KGT...................................................    0.80 of 1%
KTF...................................................    0.55 of 1%
KMM...................................................    0.85 of 1%
KSM...................................................    0.60 of 1%
GSP...................................................    1.00 of 1%
KST...................................................    0.85 of 1%

Each management agreement provides that the Fund's investment manager shall not be liable for any error of judgment or of law, or for any loss suffered by the Fund in connection with the matters to which the management agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Fund's investment manager in the performance of its obligations and duties or by reason of its reckless disregard of its obligations and duties under the management agreement.

Each management agreement may be terminated for such Fund without penalty upon sixty (60) days written notice by either party, or by a majority vote of the outstanding shares of the Fund, and automatically terminates in the event of its assignment.


The new management agreement for each Fund will be dated as of the date of the consummation of the Kemper merger. The Kemper merger is expected to occur in the fourth quarter of 1995, but in no event later than February 28, 1996. The new management agreement will be in effect for an initial term ending on the same date as would the current management agreement but for the Kemper merger and may continue thereafter from year to year if specifically approved at least annually by vote of "a majority of the outstanding voting securities" of such Fund, as defined under the 1940 Act, or by the Board, and, in either event, the vote of a majority of the Board Members who are not parties to the agreement or interested persons of any such party, cast in person at a meeting called for such purpose.



KFS has acted as investment adviser and manager for each Fund since it commenced public offering of its shares as shown below. Also shown is the date of each current management agreement, the date when the current management agreement was last approved by the Board and the shareholders of each Fund, and the date to which the current management agreement continues. Except for KST, the purpose of the last submission of the current management agreement to shareholders was to approve an amendment to the agreement. For KST, the current management agreement was last submitted to shareholders for approval by KFS as sole shareholder prior to public offering of KST. In the case of GSP, the current management agreement was last submitted to shareholders for consideration of an amendment on May 10, 1994 to provide KFS with increased flexibility to "pay up" for research services. The amendment was approved by a majority of those shareholders that voted upon the amendment; however, because of a large number of broker non-votes, the amendment was not approved by a "majority of the outstanding voting securities" as defined under the 1940 Act.



              COMMENCEMENT                  APPROVAL OF CURRENT          CURRENT
                   OF         DATE OF           AGREEMENT BY            AGREEMENT
               INVESTMENT     CURRENT    --------------------------    CONTINUED BY
    FUND       OPERATIONS    AGREEMENT    BOARD     SHAREHOLDERS(A)      BOARD TO
- ------------- ------------   ---------   --------   ---------------    ------------
KHI..........   04/21/88      05/10/94   03/02/95       05/10/94         04/01/96
KGT..........   07/21/88      05/10/94   03/02/95       05/10/94         04/01/96
KTF..........   10/20/88      05/10/94   03/02/95       05/10/94         04/01/96
KMM..........   01/23/89      05/10/94   03/02/95       05/10/94         04/01/96
KSM..........   03/22/89      05/10/94   03/02/95       05/10/94         04/01/96
GSP..........   02/14/90      02/14/90   03/02/95       05/05/93         04/01/96
KST..........   04/29/94      04/29/94   03/02/95       04/28/94(b)      04/01/96


- ---------------

(a) On September 9, 1994, the Boards approved new investment management agreements with KFS in anticipation of the termination of the current agreements because of a proposed merger involving Kemper and Conseco, Inc. (the "Conseco/Kemper Merger"). As with the Merger, consummation of the Conseco/Kemper Merger would have constituted an "assignment" and, therefore, a termination of each management agreement. In anticipation of the Conseco/Kemper Merger and in order to assure that KFS could continue to serve as investment manager to the Funds, new agreements were approved by the Boards and submitted to shareholders for approval. By agreement of Kemper and Conseco, Inc., the Conseco/Kemper Merger did not occur and, therefore, the new agreements were not voted upon by shareholders.


(b) Approved by KFS as sole shareholder prior to public offering.


GSP Only. KFS uses the investment management services of BSN Gestion de Patrimonios, S.A., S.G.C. ("Spanish Adviser") with respect to investments in Spanish securities pursuant to the subadvisory agreement between KFS and the Spanish Adviser described below. The current sub-advisory agreement is dated February 14, 1990, was last approved by shareholders on May 5, 1993, was last approved for continuation by the Board on March 2, 1995 and will continue, unless replaced or otherwise terminated, until April 1, 1996. The current sub-advisory agreement was last submitted to shareholders for consideration of an amendment on May 10, 1994 to provide the Spanish Adviser with increased flexibility to "pay up" for research services. The amendment was approved by a majority of those shareholders that voted upon the amendment; however, because of a large number of broker non-votes, the amendment was not approved by a "majority of the outstanding voting securities" as defined under the 1940 Act.


The Spanish Adviser is a 90% owned subsidiary of Banco Santander de Negocios, which is wholly owned by Banco Santander. KFS owns 10% of the Spanish Adviser. Banco Santander, together with its subsidiaries and associated companies, is engaged principally in commercial and retail banking operations in Spain and other countries.

Under the terms of the sub-advisory agreement between KFS and the Spanish Adviser with respect to GSP, the Spanish Adviser will provide such investment advice, research and assistance as KFS may request with respect to investments by GSP in Spanish securities. For its services, the Spanish Adviser receives from KFS a monthly fee at the annual rate of .35% of the Fund's average weekly net assets. The Spanish Adviser has agreed to pay the fees and expenses of any officer, Board Member or employee of the Fund affiliated with the Spanish Adviser, except that the Fund shall bear the travel expenses of directors, officers or employees of the Spanish Adviser or any of its affiliates to the extent that such expenses relate to attendance as a Board Member at meetings of the Board. During the fiscal year ended November 30, 1994, KFS incurred fees of $748,000 to the Spanish Adviser.

The Spanish Adviser has an advisory committee, comprised of representatives from KFS and its affiliates and two representatives from the Spanish Adviser. The advisory committee meets periodically to advise KFS regarding investments in Spanish securities and the Spanish securities markets and reports directly to KFS. Currently, the advisory committee is composed of Messrs. Gordon K. Johns and Dennis H. Ferro of KFS and its affiliates and Messrs. Eduardo Suarez Alvarez-Novoa and Gonzalo Milans del Bosch of the Spanish Adviser.

The sub-advisory agreement provides that the Spanish Adviser shall not be liable for any error of judgment or of law or for any loss suffered by the Fund in connection with the matters to which the sub-advisory agreement relates, except loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Spanish Adviser in the performance of its obligations and duties or by reason of its reckless disregard of its obligations and duties under the sub-advisory agreement.

The sub-advisory agreement may be terminated without penalty upon sixty (60) days written notice by either party. The sub-advisory agreement will automatically terminate in the event of the termination of the management agreement or in the event of its assignment.


The new sub-advisory agreement will be dated as of the date of the consummation of the Kemper merger and will be in effect for an initial term ending on the same date as would the current sub-advisory agreement but for the Kemper merger, and may continue thereafter from year to year if such continuance is specifically approved at least annually by vote of a "majority of the outstanding voting securities" of GSP, as defined under the 1940 Act, or the Board, including, in either event, the vote of a majority of Board Members who are not parties to the agreement or interested persons of any such party, cast in person at a meeting called for such purpose.


INFORMATION CONCERNING ZURICH AND THE MERGER


The following information concerning Zurich and Insurance Partners has been provided to the Funds by Zurich and Insurance Partners, respectively. The information concerning the Merger has been provided to the Funds by Kemper.


Founded in 1872, Zurich is a multinational, public corporation organized under the laws of Switzerland. Its home office is located at Mythenquai 2, 8002 Zurich, Switzerland. Historically, Zurich's earnings have resulted from its operations as an insurer as well as from its ownership of the Zurich Insurance Group. Zurich and the Zurich Insurance Group provide an extensive range of insurance products and services, while having branch offices and subsidiaries in more than 40 countries throughout the world. Zurich Insurance Group is particularly strong in the insurance of international companies and organizations. Over the past few years, Zurich's global presence, particularly in the United States, has been strengthened by means of selective acquisitions. IP and IP Bermuda are parallel investment partnerships established to participate jointly in acquisitions, recapitalizations, demutualizations and other structured transactions in the insurance industry. (IP and IP Bermuda are together referred to as "Insurance Partners"). Insurance Partners was formed by Centre Reinsurance Holdings Limited (a subsidiary of Zurich), Keystone, Inc. (formerly the Robert M. Bass Group, Inc.) and The Chase Manhattan Corporation. IP is located at 201 Main Street, Fort Worth, TX 76102 and IP Bermuda is located at 41 Cedar Avenue, Hamilton HM-EX, Bermuda. ZIP is a newly-formed majority-owned subsidiary of Zurich. ZIP is approximately 80% owned by Zurich Holding Company of America, Inc. (which, in turn, is a wholly-owned subsidiary of Zurich) and 13.274% and 6.726% owned by IP and IP Bermuda, respectively. ZIP is located at 1400 American Lane, Schaumburg, IL 60196. KFS Acquisition Corp. is a newly-formed wholly-owned subsidiary of Zurich Holding Company of America, Inc. Prior to consummation of the KFS Sale, New KFS will be registered as an investment adviser under the Investment Advisers Act of 1940. KFS Acquisition Corp., a Delaware corporation, and Zurich Holding Company of America, Inc., a Delaware corporation, are both located at 1400 American Lane, Schaumburg, IL 60196.



Under the Merger Agreement, ZIP will merge with and into Kemper, with Kemper as the surviving corporation. Each share of Kemper common stock will be converted in the Kemper merger into the right to receive $49.50 cash, for an aggregate acquisition price of approximately $2.1 billion. The closing of the Kemper merger will take place on the third business day after all the closing conditions are satisfied, but not later than February 28, 1996. It is expected that the Kemper merger will close in the fourth quarter of 1995. However, if the closing conditions are satisfied prior to January 4, 1996, ZIP may elect to delay the closing of the Kemper merger to a later date (not later than January 4, 1996). It is currently contemplated that contemporaneously with the Kemper merger closing (either immediately before or immediately after) Kemper will sell KFS to Zurich by merging KFS and KFS Acquisition Corp., with the surviving corporation ("New KFS") continuing with the name "Kemper Financial Services, Inc." It is possible, however, that the Kemper merger could be consummated, but that the KFS Sale could be deferred until a later date (not later than January 4, 1996). Immediately prior to the KFS Sale, KFS will cause those of its wholly-owned subsidiaries designated by Zurich to be merged with and into, direct or indirect, wholly-owned subsidiaries of New KFS (each of which may later be referred to as the successor to such KFS subsidiaries). The consideration for the KFS Sale is $900 million although, at the election of Zurich, it may be increased to $1 billion.

It is further contemplated that prior to the Merger: (1) an employee stock ownership plan will acquire from KFC approximately 55% of the voting common stock of a new corporation ("Newco") formed to acquire Kemper's securities brokerage segment, principally Kemper Securities, Inc. ("KSI"); (2) non-voting common stock representing an approximately 1% equity interest in Newco will be distributed to the management of KSI; and (3) the balance of Newco's voting common stock will be distributed to the holders of Kemper common stock (the "KSI ESOP Sale").


It is further contemplated that prior to the Merger: (1) KFS will transfer the net cash proceeds from the sale of State Street Boston Corporation stock owned by KFS (approximately $105 million) to Kemper; (2) KFS will transfer $50 million in cash to Kemper; (3) KFS will transfer to Kemper the proceeds of its sale of Supervised Services Company (approximately $23 million); and (4) at the written request of ZIP, KFS or any of its subsidiaries will dividend or otherwise transfer cash to Kemper in such amounts as ZIP may reasonably request.


To confirm and clarify certain contractual relationships between Kemper and Lumbermens Mutual Casualty Company ("Lumbermens") prior to, as a result of and following the Merger, Lumbermens, Zurich, Insurance Partners, ZIP, Kemper and KFS entered into a letter agreement dated May 15, 1995 (the "Lumbermens Agreement"). The Lumbermens Agreement, among other things, (1) permits the continued use of the "Kemper" name by Kemper and KFS (or its successor) and (2) obligates New KFS to reimburse Lumbermens for certain amounts that may be due to Lumbermens by Kemper, if Kemper has not paid such amounts. As of March 31, 1995, the total potential liability was $35.2 million.


The Lumbermens Agreement provides that, to the extent permitted by law, Lumbermens intends to continue to engage KFS (or its successor), or its subsidiaries, for at least three years to provide investment management services for not less than 80% of the investment assets of Lumbermens (excluding benefit plan assets held in trust) managed by KFS or its subsidiaries as of May 15, 1995. In connection therewith, the Lumbermens Agreement permits Lumbermens, and Lumbermens intends, contemporaneously with the KFS Sale to invest in New KFS an aggregate amount of up to $100 million or such lesser amount as is necessary to purchase (1) either 9.9% of the shares of common stock of New KFS or an amount of convertible preferred stock of New KFS that is convertible into 9.9% of the shares of New KFS and (2) pro rata with Zurich, all other equity and debt securities purchased from New KFS by Zurich. In the event of such investment, Lumbermens will receive representation on the Board of Directors of New KFS that is proportionate to Lumbermens' equity interest in New KFS; but in any event, at least one individual designated by Lumbermens will be elected to the Board of Directors of New KFS. It is currently contemplated that Lumbermens would designate Mr. David B. Mathis for election to the Board of Directors of New KFS (see "Other Information -- KFS"). The address of Lumbermens is: One Kemper Drive, Long Grove, Illinois 60049. If the percentage of Lumbermens' investment assets managed by New KFS drops below 50% of Lumbermens' investment assets (excluding benefit plan assets held in trust), then Zurich or New KFS may purchase Lumbermens investment in New KFS at fair market value. On the seventh anniversary of the closing of the KFS Sale, Lumbermens will have the right to demand that all its shares of New KFS be registered under the Securities Act of 1933.


Zurich has informed the Funds that as of May 31, 1995, no stockholder of Zurich, either individually or as a "group" (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended), is known to beneficially own more than 10% of the outstanding shares of Zurich's voting securities. KFS informed the Funds that, as of May 31, 1995, KFS shared power to vote and dispose of 189,980 preferred shares of Centre Reinsurance Holdings Limited, a Zurich affiliate, which were held by various non-investment company clients of KFS.



The common stockholders of Kemper will be voting on the Kemper merger. The Merger is subject to various conditions such as governmental and insurance regulatory approvals and filings and consummation of the KSI ESOP Sale. Neither the Kemper merger nor the KFS Sale is subject to financing, although each may involve financing. Zurich has guaranteed the obligations of ZIP and Insurance Partners to consummate the Kemper merger and has guaranteed the obligations of KFS Acquisition Corp. to consummate the KFS Sale.


It is a condition to the closing of the Merger that all directors and officers of Kemper and its subsidiaries (including KFS), whose resignations have been requested by ZIP, not less than ten days prior to the closing, shall have resigned or been removed from office, effective as of the closing. No such resignations have been requested nor are currently contemplated for KFS and its subsidiaries.


The Merger Agreement also provides as a condition to the closing of the Merger that the shareholders of registered investment companies for which Kemper or any subsidiary acts as investment adviser or sub-adviser (the "KFS Advised Funds") representing at least 90% of the total net assets of the KFS Advised Funds as of April 30, 1995 shall have approved the new management agreements (the "90% condition"). At that date, net assets of the KFS Advised Funds totalled approximately $42 billion. If, for example, a "majority" (as defined under "Miscellaneous") of the shares of each of enough KFS Advised Funds to total at least $38 billion (90% of $42 billion) were voted to approve new management agreements, then the 90% condition would be satisfied. If the shareholders of a particular Fund do not approve the new management agreement, Kemper, Zurich and Insurance Partners nevertheless intend to proceed with the Merger (assuming all conditions precedent have been satisfied or waived, including the 90% condition). In that event, the Board of such Fund would take such action as it deemed to be in the best interests of its shareholders, including, if necessary, seeking exemptive relief from the SEC so that KFS (or its successor) could provide investment management services to the Fund on an interim basis. If the Merger is not consummated for any reason, then the current management agreement with each Fund (and the current sub-advisory agreement for GSP) will continue.

BOARD EVALUATION

On April 10, 1995, the Board of each Fund was informed that Kemper had entered into an agreement in principle with an investor group led by Zurich pursuant to which Kemper would be acquired by the investor group in a merger transaction and KFS would be sold. Thereafter, each Board was given Zurich financial reports and other information regarding Zurich. In addition, counsel to the Funds and the independent trustees prepared and distributed an analysis of the Boards' fiduciary obligations. At a special meeting on May 4, 1995, the Board members discussed the initial information provided about Zurich and reviewed their fiduciary obligations. Zurich senior management personnel, who were present by invitation, presented a review of matters including Zurich's history, strategy and general plans. There was extended discussion of, and questioning about, Zurich's plans for KFS and the Funds, some of which were to be addressed in definitive merger documents (which had not yet been executed). Each Board agreed at that time to hold another special meeting for further consideration of the Merger and its effect on the Funds. Prior to that meeting, and from time to time thereafter, each Board received a variety of materials concerning Zurich and the Merger. The definitive merger documents were signed on May 15, 1995 and the special Board meeting was held on June 2, 1995. There was further discussion of, and questioning about, the terms of the Merger and Zurich's plans for New KFS and the Funds, including the financial aspects of the Merger and proforma financial statements of New KFS. As a result of their investigation and consideration of the Merger and the new management agreements, at its meeting on June 20, 1995, the Board of each Fund voted to approve the new management agreement and to recommend it to the shareholders of the Fund for their approval.

During its deliberations, each Board used outside assistance in its analysis of financial and other aspects of the Merger to help evaluate the potential effects upon KFS and the Funds. Throughout the review process the independent trustees of each Board had the assistance of legal counsel.

Each Board obtained from KFS and Zurich information regarding the respective organizations, the Merger, and the future plans of the parties. Included in the information furnished to and discussed with the Boards were financial statements and other representations of financial condition of Zurich and certain of its subsidiaries, independent reports and analyses regarding Zurich and pro forma financial statements of New KFS giving effect to the Merger. The New KFS pro forma financial statements reflected anticipated borrowings by New KFS of $650 million, the sale of State Street Boston Corporation stock holdings and transfer of the proceeds thereof, the $50 million dividend to Kemper and the sale of Supervised Services Company and transfer of the proceeds thereof.

In connection with their deliberations, the Boards of the Funds obtained certain assurances from Zurich, including the following:

- - Zurich looks upon New KFS as a core business in a core strategic market and expects it to be an important part of Zurich's global asset management strategy. With that focus, Zurich will devote to New KFS and its affairs all attention and resources that are necessary to provide for each Fund top quality investment management, shareholder, administrative and product distribution services.

- - The Merger will not result in any change in any Fund's investment objectives or policies.

- - The Merger is not expected to result in any adverse change in the investment management or operations of the Funds, or the investment personnel managing such Funds; Zurich neither plans nor proposes to make any material change in the composition of senior management or personnel of KFS, except to fill certain open positions; and Zurich neither plans nor proposes to make any adverse change in the manner in which investment advisory services are rendered to each Fund.

- - Zurich is committed to the continuance, without interruption, of services of the type and quality currently provided by KFS and its subsidiaries, or superior thereto.

- - Zurich plans to maintain or enhance the KFS facilities and organization.

- - The KFS senior management and the Boards will be involved in decisions materially affecting the KFS organization as it relates to the Funds.

- - In order to retain and attract key personnel, Zurich intends for New KFS to maintain overall compensation and performance incentive policies and practices at market levels or better.

Zurich, Kemper and KFS assured each Board that they intend to comply with
Section 15(f) of the 1940 Act. Section 15(f) provides a non-exclusive safe harbor for an investment adviser to an investment company or any of its affiliated persons to receive any amount or benefit in connection with a change in control of the investment adviser so long as two conditions are met. First, for a period of three years after the transaction, at least 75% of the board members of the investment company must not be interested persons of such investment adviser. The Board of each Fund presently consists of six Board Members, two of whom, Messrs. David B. Mathis and Stephen B. Timbers, are interested persons of KFS. Accordingly, although the current composition of the Board of each Fund is not in compliance with this provision of Section 15(f), if Messrs. Akins and Renwick are elected (see Item 1 -- Election of Members to the Boards), then each Fund would be in compliance with this provision of Section 15(f).* Second, an "unfair burden" must not be imposed upon the investment company as a result of such transaction or any express or implied terms, conditions or understandings applicable thereto. The term "unfair burden" is defined in Section 15(f) to include any arrangement during the two-year period after the transaction whereby the investment adviser, or any interested person of any such adviser,

- ---------------

* After consummation of the Merger and subject to compliance with Section 15(f), it is expected that a senior executive of Zurich will be proposed to be nominated to each Board.

receives or is entitled to receive any compensation, directly or indirectly, from the investment company or its shareholders (other than fees for bona fide investment advisory or other services) or from any person in connection with the purchase or sale of securities or other property to, from or on behalf of the investment company (other than bona fide ordinary compensation as principal underwriter for such investment company). Zurich, Kemper and KFS are not aware of any express or implied term, condition, arrangement or understanding that would impose an "unfair burden" on any Fund as a result of the Merger. Zurich, Kemper and KFS have agreed that they, and their affiliates, will take no action that would have the effect of imposing an "unfair burden" on any Fund as a result of the Merger. Zurich and Kemper have undertaken to pay the costs of preparing and distributing proxy materials to and of holding the meetings of the Funds' shareholders as well as other fees and expenses in connection with the Merger, including the fees and expenses of legal counsel to the Funds and the independent Board Members and for other outside assistance to help analyze the Merger from a financial perspective.


In connection with each Board's approval of the new management agreement, the Board considered that the terms of the Merger Agreement and the KFS Merger Agreement do not require any change in the Fund's investment objective or policies, the investment management or operation of the Fund, or the investment personnel managing the Fund. If, after the Merger, changes in New KFS are proposed that might materially affect its services to a Fund, the Fund's Board will consider the effect of those changes and take such action as it deems advisable under the circumstances.

In evaluating each new management agreement, each Board took into account that the new management agreement for each Fund, including the terms relating to the services to be provided and the fees and expenses payable by such Fund, is on the same terms as the current management agreement. Each Board noted that, in previously approving the continuation of the current management agreements, the Board had considered a number of factors, including the nature and quality of services provided by KFS; investment performance, both of the Fund itself and relative to that of competitive investment companies; investment management fees and expense ratios of the Fund and competitive investment companies; KFS profitability from managing the Funds; fall-out benefits to KFS from its relationship to the Funds, including revenues derived from services provided to the Funds by affiliates of KFS; and the potential benefits to KFS and to the Funds and their shareholders of receiving research services from broker/dealer firms in connection with the allocation of portfolio transactions to such firms.

The Board discussed the Merger, the financial condition of Zurich and the pro forma financial statements of New KFS with the senior management of KFS and Zurich and among themselves. Zurich senior management personnel and representatives advised the Board that Zurich expects the operating cash flows from New KFS to be more than sufficient to service debt and pay for operating and other expenses. The Board also considered that Zurich is a large, well-established company with substantial resources and, as noted above, has undertaken to devote such resources as are necessary to provide each Fund with top quality services.

As a result of their investigation and consideration of the Merger and the new management agreements, at its meeting on June 20, 1995, the Board of each Fund voted to approve the new management agreement and to recommend it to the shareholders of the Fund for their approval.

The Board of each Fund recommends that shareholders vote FOR approval of the new management agreement and, in the case of GSP, FOR approval of the new subadvisory agreement.

OTHER INFORMATION

KFS

KFS is a wholly owned subsidiary of Kemper Financial Companies, Inc., ("KFC"), a financial services holding company. Kemper, an insurance and financial services holding company, owns more than 99% of the voting securities of KFC. The address of KFS is 120 South LaSalle Street, Chicago, Illinois 60603. The address of KFC and Kemper is One Kemper Drive, Long Grove, Illinois 60049.

Since October 31, 1993, no Board Member or nominee for election as a Board Member of any Fund purchased or sold securities, or as of May 31, 1995, beneficially owned in the aggregate, more than 1% of the outstanding securities of KFC, Kemper or Zurich. As of May 31, 1995, none of the non-interested Board Members, or non-interested nominees, beneficially owned any securities of KFC, Kemper or Zurich.

The investment companies to which KFS renders investment management services, and the related management fees, are identified in Exhibit B.

The names, addresses and principal occupations of the principal executive officer and the directors of KFS are as follows:

      NAME AND ADDRESS                  PRINCIPAL OCCUPATION
- ----------------------------   ---------------------------------------
James R. Boris, Director       Chairman and Chief Executive Officer,
77 West Wacker Drive           Kemper Securities, Inc. and Executive
Chicago, Illinois 60601        Vice President, Kemper
David B. Mathis, Director      Chairman and Chief Executive Officer,
One Kemper Drive               Kemper
Long Grove, Illinois 60049
John E. Neal, Director         President and Chief Operating Officer,
120 South LaSalle Street       KFS
Chicago, Illinois 60603
John E. Peters, Director       Senior Executive Vice President, KFS
120 South LaSalle Street
Chicago, Illinois 60603
Stephen B. Timbers, Chairman   President and Chief Operating Officer,
Chief Executive Officer and    Kemper; Chairman, Chief Executive
Director                       Officer and Chief Investment Officer,
120 South LaSalle Street       KFS
Chicago, Illinois 60603

Upon consummation of the KFS Sale, it is expected that Messrs. Mathis, Neal, Peters and Timbers and one or more senior executive officers of Zurich will become directors of New KFS.

GSP ONLY -- SPANISH ADVISER MANAGEMENT. The names, addresses and principal occupations of the principal officers and directors of the Spanish Adviser are as follows:

      NAME AND ADDRESS                  PRINCIPAL OCCUPATION
- ----------------------------   ---------------------------------------
Eduardo Suarez Alvarez-Novoa   Managing Director, BSN Gestion de
Chairman of the Board and      Patrimonios, S.A., S.G.C.
Director
PASEO de la Castellana 32-
Planta 6
28046, Madrid, Spain
Gonzalo Milans del Bosch,      Equities Chief Investment Officer, BSN
Director                       Gestion de Patrimonios, S.A., S.G.C.
PASEO de la Castellana 32-
Planta 6
28046, Madrid, Spain
Santiago Rubio, Director       Fixed Income Chief Investment Officer,
PASEO de la Castellana 32-     BSN Gestion de Patrimonios, S.A.,
Planta 6                       S.G.C.
28046, Madrid, Spain


KHI ONLY -- ADMINISTRATIVE SERVICES. Mitchell Hutchins Asset Management Inc. ("Administrator"), 1285 Avenue of the Americas, New York, NY 10019, a wholly-owned subsidiary of PaineWebber Incorporated, serves as the administrator of the Fund. In connection with its responsibilities as Administrator and in consideration of its administration fee, the Administrator provides administrative services to the Fund, including making such reports and recommendations to the Board as requested from time to time. For the services rendered to the Fund and related expenses borne by the Administrator, the Fund pays the Administrator a fee, calculated and paid monthly, at the annual rate of
 .15% of the Fund's average weekly net assets up to $100 million and .14% of the Fund's average weekly net assets over $100 million.



CUSTODIAN AND SHAREHOLDER SERVICE AGENT. Investors Fiduciary Trust Company ("IFTC"), 127 West 10th Street, Kansas City, Missouri 64105, as custodian, and State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02210, as sub-custodian, have custody of all securities and cash of each Fund maintained in the United States. The Chase Manhattan Bank, N.A., Chase MetroTech Center, Brooklyn, New York 11245, as custodian, has custody of all securities and cash of KHI, KGT, KMM and KST held outside the United States. Banco Santander ("Spanish Custodian"), Central Contable Electronica, Carretera de Barcelona Km. 11,700, P.O. Box 50760, 28022 Madrid, as custodian, has custody of all securities and cash of GSP held in Spain. The custodians attend to the collection of principal and income, and payment for and collection of proceeds of securities bought and sold by the Funds. IFTC is also each Fund's transfer agent and divided-paying agent. Prior to February 1, 1995, IFTC was owned equally by KFS and DST Systems, Inc., a company that is not affiliated with KFS. On January 31, 1995, KFS and DST Systems, Inc. sold IFTC to State Street Boston Corporation. Pursuant to a services agreement with IFTC, Kemper Service Company ("KSVC"), an affiliate of KFS, serves as "Shareholder Service Agent."

IFTC receives an annual fee, payable monthly, as custodian for each Fund of $.085 per $1,000 of average monthly net assets of such Fund held in custody by IFTC plus certain transaction charges and an out-of-pocket expense reimbursement. In addition, there is an annual charge of $15 for each security held in a Fund's portfolio. IFTC currently receives from each Fund as transfer agent, annual account maintenance fees at a maximum rate of $7.50 per account plus transaction charges and out-of-pocket expense reimbursement. IFTC's fee is reduced by certain earnings credits in favor of the Funds.

For the fiscal year ended November 30, 1994, the Funds incurred custodian and transfer agent fees to IFTC as set forth in Exhibit C. Also set forth in Exhibit C are the shareholder service fees IFTC remitted to KSVC. It is anticipated that KSVC (or its successor) will continue to provide transfer agent services after consummation of the Merger.


GSP Only. The Spanish Custodian owns a controlling interest in Banco Santander de Negocios, which owns a controlling interest in the Spanish Adviser. The Spanish Custodian currently receives an annual fee as custodian for GSP, payable quarterly, at a rate of .12 of 1% of the market value of the securities of the Fund held in custody by the Spanish Custodian plus certain transaction costs and out-of-pocket expense reimbursement. For its services as custodian for the Fund for the fiscal year ended November 30, 1994, the Spanish Custodian earned $211,000. It is anticipated that the Spanish Custodian will continue to provide custodial services to GSP after consummation of the Merger.


ALLOCATION OF PORTFOLIO TRANSACTIONS. KFS is the investment manager for the Funds and KFS and its affiliates also furnish investment management services to other clients including the KFS Advised Funds, Kemper and the Kemper insurance companies. KFS is the sole shareholder of Kemper Asset Management Company and Kemper Investment Management Company Limited. These three entities share some common research and trading facilities. At times investment decisions may be made to purchase or sell the same investment securities for one or more Fund and for one or more of the other clients advised by KFS (or by the Spanish Adviser for GSP). When two or more of such clients are simultaneously engaged in the purchase or sale of the same security, the transactions are allocated as to amount and price in a manner considered equitable to each and so that each receives, to the extent practicable, the average price of such transactions.

National securities exchanges have established limitations governing the maximum number of options in each class that may be written by a single investor or group of investors acting in concert. An exchange may order the liquidation of positions found to be in violation of these limits, and it may impose certain other sanctions. These position limits may restrict the number of options a Fund will be able to write on a particular security.

The above mentioned factors may have a detrimental effect on the quantities or prices of securities available to a Fund. On the other hand, the ability of a Fund to participate in volume transactions may produce better execution for the Fund in some cases. The Board of each Fund believes that the benefits of KFS' (and the Spanish Adviser's for GSP) organization outweigh any limitations that may arise from simultaneous transactions.

KFS (and the Spanish Adviser for GSP), in effecting purchases and sales of portfolio securities for the account of a Fund, implements the Fund's policy of seeking best execution of orders, which includes best net prices, except to the extent that KFS may be permitted to pay higher brokerage commissions for research services as described below. Consistent with this policy, orders for portfolio transactions are placed with broker-dealer firms giving consideration to the quality, quantity and nature of each firm's professional services which include execution, clearance procedures, wire service quotations and statistical and other research information provided to a Fund and KFS (and the Spanish Adviser for GSP). Any research benefits derived are available for all clients, including clients of affiliated companies. Since statistical and other research information is only supplementary to research efforts of KFS (and the Spanish Adviser for GSP) and still must be analyzed and reviewed by its staff, the receipt of research information is not expected to materially reduce its expenses. In selecting among firms believed to meet the criteria for handling a particular transaction, KFS (and the Spanish Adviser for GSP) may give consideration to those firms that have sold or are selling shares of the Kemper Mutual Funds, as well as to those firms that provide market, statistical and other research information to the Fund and KFS (and the Spanish Adviser for GSP). KFS is not authorized to pay higher commissions or in the case of principal trades, higher prices, to firms that provide such services, except as provided below. The Fund may purchase instruments issued by banks that are receiving service payments or commissions; however, no preferences will be given in making such portfolio purchases. Money market instruments are normally purchased in principal transactions directly from the issuer or from an underwriter or market maker. There are normally no brokerage commissions paid for such purchases. Purchases from underwriters include a commission or concession paid by the issuer to the underwriter, and purchases from dealers serving as market makers include the spread between the bid and ask prices.

All Funds, except for GSP. KFS may in certain instances be permitted to pay higher brokerage commissions solely for receipt of market, statistical and other research services. Subject to Section 28(e) of the Securities Exchange Act of 1934 and procedures adopted by the Board of a Fund, a Fund could pay to a firm that provides research services to KFS a commission for effecting a securities transaction for the Fund in excess of the amount other firms would have charged for the transaction. A Fund could do this if KFS determines in good faith that the greater commission is reasonable in relation to the value of the research services provided by the executing firm viewed in terms either of a particular transaction or KFS's overall responsibilities to a particular Fund or other clients. Not all such research services may be useful or of value in advising a particular Fund. Research benefits will be available for all clients of KFS and its subsidiaries. In addition, the investment management fee paid by the Fund to KFS is not reduced because KFS receives these research services.

GSP Only. Subject to GSP's policy of seeking best execution of orders, GSP may execute portfolio transactions through direct or indirect affiliates of the Spanish Adviser in accordance with procedures adopted by GSP's Board pursuant to Rule 17e-1 of the 1940 Act. Of the brokerage commissions paid by GSP during the fiscal year ended November 30, 1994, $493,000 was paid to BSN Sociedad de Valores y Bolsa, an affiliate of the Spanish Adviser ("Affiliated Broker"). The Affiliated Broker was paid approximately 41% of the total brokerage commissions paid during the period noted above and approximately 39% of the aggregate dollar amount of portfolio transactions for the period were effected through the Affiliated Broker.

Set forth in Exhibit C are the total brokerage commissions paid by each Fund for the fiscal year ended November 30, 1994, as well as the percentage of such amounts that was allocated to broker-dealer firms on the basis of research information or on the basis of sales of Kemper Mutual Fund shares.

MISCELLANEOUS

GENERAL


The cost of preparing, printing and mailing the enclosed proxy, accompanying notice and proxy statement and all other costs in connection with solicitation of proxies will be paid by Kemper and Zurich, including any additional solicitation made by letter, telephone or telegraph. In addition to solicitation by mail, certain officers and representatives of the Funds, officers and employees of KFS and certain financial services firms and their representatives, who will receive no extra compensation for their services, may solicit proxies by telephone, telegram or personally. In addition, Kemper and Zurich may retain a firm to solicit proxies on behalf of each Fund's Board and the boards of the other KFS Advised Funds, the fee for which will be borne by Kemper and Zurich. A COPY OF YOUR FUND'S ANNUAL REPORT IS AVAILABLE (AND THE SEMI-ANNUAL REPORT WILL SOON BE AVAILABLE) WITHOUT CHARGE UPON REQUEST BY WRITING TO THE FUND, 120 SOUTH LASALLE STREET, CHICAGO, ILLINOIS 60603 OR BY CALLING 1-800-621-1048.


PROPOSALS OF SHAREHOLDERS

Any shareholder proposal that may properly be included in the proxy solicitation material for a Fund's next annual shareholder meeting must be received by such Fund no later than December 5, 1995.

OTHER MATTERS TO COME BEFORE THE MEETING

The Boards are not aware of any matters that will be presented for action at the Meeting other than the matters set forth herein. Should any other matters requiring a vote of shareholders arise, the proxy in the accompanying form will confer upon the person or persons entitled to vote the shares represented by such proxy the discretionary authority to vote the shares as to any such other matters in accordance with their best judgment in the interest of the Fund.

VOTING, QUORUM

Each share of a Fund is entitled to one vote on each matter submitted to a vote of the shareholders of that Fund at the Meeting; no shares have cumulative voting rights.

Each valid proxy will be voted in accordance with the instructions on the proxy and as the persons named in the proxy determine on such other business as may come before the Meeting. If no instructions are given, the proxy will be voted FOR the election of the persons who have been nominated as additional Board Members for such Fund and FOR Items 2 and 3. Shareholders who execute proxies may revoke them at any time before they are voted, either by writing to the Fund or in person at the time of the Meeting. Proxies given by telephone or electronically transmitted instruments may be counted if obtained pursuant to procedures designed to verify that such instructions have been authorized.

Item 1 (election of Board Members) requires a plurality vote of the shares of each Fund. This means that the two nominees receiving the largest number of votes will be elected. Item 2 (ratification of selection of independent auditors) requires the affirmative vote of a majority of the shares voting on the matter. Items 3A and 3B (approval of new investment management agreement and, for GSP only, approval of new sub-advisory agreement) require the affirmative vote of a "majority of the outstanding voting securities" of the applicable Fund. The term "majority of the outstanding voting securities" as defined in the 1940 Act means: the affirmative vote of the lesser of (1) 67% of the voting securities of the Fund present at the meeting if more than 50% of the outstanding shares of the Fund are present in person or by proxy or (2) more than 50% of the outstanding shares of the Fund. Approval of Item 3B is conditional upon approval of Item 3A for GSP. As noted previously, the holders of the Common Shares and the Preferred Shares of KTF will vote together as a single class on all items.

At least 50% of the shares of a Fund must be present, in person or by proxy, in order to constitute a quorum for that Fund. Thus, the meeting for a particular Fund could not take place on its scheduled date if less than 50% of the shares of that Fund were represented. If, by the time scheduled for the meeting, a quorum of shareholders of a Fund is not present or if a quorum is present but sufficient votes in favor of any of the items are not received, the persons named as proxies may propose one or more adjournments of the meeting for that Fund to permit further soliciting of proxies from its shareholders. Any such adjournment will require the affirmative vote of a majority of the shares of the Fund as to which the meeting is being adjourned, present (in person or by proxy) at the session of the meeting to be adjourned. The persons named as proxies will vote in favor of any such adjournment if they determine that such adjournment and additional solicitation are reasonable and in the interest of the respective Fund's shareholders.


In tallying shareholder votes, abstentions and "broker non-votes" (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter) will be counted for purposes of determining whether a quorum is present for purposes of convening the Meeting. On Item 1, abstentions and broker non-votes will have no effect; the two nominees receiving the largest number of votes will be elected. On Item 2, abstentions and broker non-votes will not be counted as "votes cast" and will have no effect on the result of the vote. On Items 3A and 3B abstentions and broker non-votes will be considered to be both present at the Meeting and issued and outstanding and, as a result, will have the effect of being counted as voted against the Items.

The Board of each Fund recommends an affirmative vote on all items.

PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

By order of the Boards,
Philip J. Collora
Secretary

                                                                       EXHIBIT A

                                    FORM OF
                        INVESTMENT MANAGEMENT AGREEMENT

AGREEMENT made this        day of                , 199 , by and between
          , a Massachusetts business trust [a Maryland corporation, in the case of GSP] (the "Fund"), and KEMPER FINANCIAL SERVICES, INC., a Delaware corporation (the "Adviser").

WHEREAS, the Fund is a closed-end management investment company registered under the Investment Company Act of 1940, the shares of beneficial interest (common stock, in the case of GSP) ("Shares") of which are registered under the Securities Act of 1933; and

WHEREAS, the Fund desires to retain the Adviser to render investment advisory and management services, and the Adviser is willing to render such services;

NOW THEREFORE, in consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

1. The Fund hereby employs the Adviser to act as the investment adviser and to manage the investment and reinvestment of the assets in accordance with the Fund's investment objectives and policies and limitations, and to administer its affairs to the extent requested by and subject to the supervision of the Board of Trustees [Directors, in the case of GSP] of the Fund for the period and upon the terms herein set forth [Note: This section does not apply to GSP: and to place orders for the purchase or sale of portfolio securities for the Fund's account with brokers or dealers selected by it; and in connection therewith, the Adviser is authorized as the agent of the Fund to give instructions to the custodian of the Fund as to the deliveries of securities and payments of cash for the account of the Fund. In connection with the selection of such brokers or dealers and the placing of such orders, the Adviser is directed to seek for the Fund best execution of orders. Subject to such policies as the Board of Trustees of the Fund determines, the Adviser shall not be deemed to have acted unlawfully or to have breached any duty, created by this Agreement or otherwise, solely by reason of its having caused the Fund to pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another broker or dealer would have charged for effecting a securities transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Adviser determined in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of either that particular transaction or the Adviser's overall responsibilities with respect to the clients of the Adviser as to which the Adviser exercises investment discretion. The Fund recognizes that all research services and research that the Adviser receives or generates are available for all clients, and that the Fund and other clients may benefit thereby.] The investment of funds shall be subject to all applicable restrictions of the Agreement and Declaration of Trust [Articles of

Incorporation, in the case of GSP] and By-Laws of the Fund as may from time to time be in force.

The Adviser accepts such employment and agrees during such period to render such services, to furnish office facilities and equipment and clerical, bookkeeping and certain administrative services for the Fund, to permit any of its officers or employees to serve without compensation as trustees [directors, in the case of GSP] or officers of the Fund if elected to such positions and to assume the obligations herein set forth for the compensation herein provided. The Adviser shall for all purposes herein provided be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund. It is understood and agreed that the Adviser, by separate agreements with the Fund, may also serve the Fund in other capacities.


2. For the services and facilities described in Section 1, the Fund will pay to the Adviser at the end of each calendar month, an investment management fee computed at an annual rate of [see page 10 of Proxy Statement for each Fund's management fee] of the average weekly net assets. For the month and year in which this Agreement becomes effective or terminates, there shall be an appropriate proration on the basis of the number of days that the Agreement is in effect during the month and year, respectively.


3. The services of the Adviser to the Fund under this Agreement are not to be deemed exclusive, and the Adviser shall be free to render similar services or other services to others so long as its services hereunder are not impaired thereby.

4. In addition to the fee of the Adviser, the Fund shall assume and pay any expenses for services rendered by a custodian for the safekeeping of the Fund's securities or other property, for keeping its books of account, for any other charges of the custodian, and for calculating the net asset value of the Fund as provided in the prospectus of the Fund. The Adviser shall not be required to pay and the Fund shall assume and pay the charges and expenses of its operations, including compensation of the trustees [directors, in the case of GSP] (other than those affiliated with the Adviser), charges and expenses of independent auditors, of legal counsel, of any transfer or dividend disbursing agent, any registrar of the Fund, costs of acquiring and disposing of portfolio securities, interest, if any, on obligations incurred by the Fund, costs of share certificates and of reports, membership dues in the Investment Company Institute or any similar organization, reports and notices to shareholders, other like miscellaneous expenses and all taxes and fees payable to federal, state or other governmental agencies on account of the registration of securities issued by the Fund, filing of trust documents or otherwise. The Fund shall not pay or incur any obligation for any expenses for which the Fund intends to seek reimbursement from the Adviser as herein provided without first obtaining the written approval of the Adviser. The Adviser shall arrange, if desired by the Fund, for officers or employees of the Adviser to serve, without compensation from the Fund, as trustees [directors, in the case of GSP], officers or agents of the Fund if duly elected or appointed to such positions and subject to their individual consent and to any limitations imposed by law.

The net asset value of the Fund shall be calculated in accordance with the provisions of the Fund's prospectus or at such other time or times as the trustees [directors, in the case of GSP] may determine in accordance with the provisions of the Investment Company Act of 1940. On each day when net asset value is not calculated, the net asset value shall be deemed to be the net asset value as of the close of business on the last day on which such calculation was made for the purpose of the foregoing computations.

5. Subject to applicable statutes and regulations, it is understood that trustees [directors, in the case of GSP], officers or agents of the Fund are or may be interested in the Adviser as officers, directors, agents, shareholders or otherwise, and that the officers, directors, shareholders and agents of the Adviser may be interested in the Fund otherwise than as a trustee [director, in the case of GSP], officer or agent.

6. The Adviser shall not be liable for any error of judgment or of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Adviser in the performance of its obligations and duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

7. This Agreement shall become effective on the date hereof and shall remain in
full force until          , 199 , unless sooner terminated as hereinafter
provided. This Agreement shall continue in force from year to year thereafter, but only as long as such continuance is specifically approved at least annually in the manner required by the Investment Company Act of 1940 and the rules and regulations thereunder; provided, however, that if the continuation of this Agreement is not approved, the Adviser may continue to serve in such capacity in the manner and to the extent permitted by the Investment Company Act of 1940 and the rules and regulations thereunder.

This Agreement shall automatically terminate in the event of its assignment and may be terminated at any time without the payment of any penalty by the Fund or by the Adviser on sixty (60) days written notice to the other party. The Fund may effect termination by action of the Board of Trustees [Directors, in the case of GSP] or by vote of a majority of the outstanding voting securities.

This Agreement may be terminated at any time without the payment of any penalty by the Board of Trustees [Directors, in the case of GSP] or by vote of a majority of the outstanding voting securities in the event that it shall have been established by a court of competent jurisdiction that the Adviser or any officer or director of the Adviser has taken any action which results in a breach of the covenants of the Adviser set forth herein.


The terms "assignment" and "vote" of a majority of the outstanding voting securities shall have the meanings set forth in the Investment Company Act of 1940 and the rules and regulations thereunder.

Termination of this Agreement shall not affect the right of the Adviser to receive payments on any unpaid balance of the compensation described in Section 2 earned prior to such termination.

8. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder shall not be thereby affected.

9. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.

10. [This section is not applicable to GSP] All parties hereto are expressly put on notice of the Fund's Agreement and Declaration of Trust and all amendments thereto, all of which are on file with the Secretary of The Commonwealth of Massachusetts, and the limitation of shareholder and trustee liability contained therein. This Agreement has been executed by and on behalf of the Fund by its representatives as such representatives and not individually, and the obligations of the Fund hereunder are not binding upon any of the trustees, officers or shareholders of the Fund individually but are binding upon only the assets and property of the Fund.

10. (This section is applicable to GSP only] The Adviser may delegate or subcontract some or all of its duties hereunder to a sub-adviser subject to the approval of the Board of Directors of the Fund and the requirements of the Investment Company Act of 1940. In such event, the Adviser will be responsible for the payment of any compensation of any such sub-adviser.

11. This Agreement shall be construed in accordance with applicable federal law and (This parenthetical does not apply to GSP: except as to Section 10 hereof which shall be construed in accordance with the laws of The Commonwealth of Massachusetts) the laws of the State of Illinois.

12. This Agreement is the entire contract between the parties relating to the subject matter hereof and supersedes all prior agreements between the parties relating to the subject matter hereof.

IN WITNESS WHEREOF, the Fund and the Adviser have caused this Agreement to be executed as of the day and year first above written.

                                           [FUND]

                                           By:

                                              ----------------------------------

                                           Title:

                                                 -------------------------------

ATTEST:

By:

   ----------------------------------

Title:

     --------------------------------

                                           KEMPER FINANCIAL SERVICES, INC.

                                           By:

                                              ----------------------------------

                                           Title:

                                                 -------------------------------

======== ATTEST:

By:

   ----------------------------------

Title:

     --------------------------------

                                                                       EXHIBIT B

                           FUNDS AND MANAGEMENT FEES

                                                  TOTAL NET ASSETS*   MANAGEMENT
                       FUND                           (MILLIONS)         FEE**
- --------------------------------------------------------------------  -----------


Kemper Technology Fund............................       $  786              A
Kemper Total Return Fund..........................        2,842              A
Kemper Growth Fund................................        2,269              A
Kemper Small Capitalization Equity Fund...........          655              F
Kemper Income and Capital Preservation Fund.......          548              B
Kemper National Tax-Free Income Series
  1. Kemper Municipal Bond Fund...................        3,634              C
  2. Kemper Intermediate Municipal Bond Fund......           13              B
Kemper Diversified Income Fund....................          768              A
Kemper High Yield Fund............................        3,517              A
Kemper U.S. Government Securities Fund............        4,889              C
Kemper International Fund.........................          369              D
Kemper International Bond Fund....................            7              D
Kemper State Tax-Free Income Series
  1. Kemper California Tax-Free Income Fund.......        1,139              B
  2. Kemper New York Tax-Free Income Fund.........          329              B
  3. Kemper Florida Tax-Free Income Fund..........          123              B
  4. Kemper Texas Tax-Free Income Fund............           16              B
  5. Kemper Ohio Tax-Free Income Fund.............           31              B
  6. Kemper Michigan Tax-Free Income Fund.........            2              B
  7. Kemper New Jersey Tax-Free Income Fund.......            4              B
  8. Kemper Pennsylvania Tax-Free Income Fund.....            2              B
Kemper Portfolios
  1. Kemper Cash Reserves Fund....................          214              E
  2. Kemper U.S. Mortgage Fund....................        3,652              B
  3. Kemper Short-Intermediate Government Fund....          250              B
Kemper Adjustable Rate U.S. Government Fund.......          150              B
Kemper Blue Chip Fund.............................          155              A
Kemper Global Income Fund.........................          172              D
Kemper Money Market Fund..........................                           G
  1. Money Market Portfolio.......................        3,998
  2. Government Securities Portfolio..............          586
  3. Tax-Exempt Portfolio.........................          738
Cash Equivalent Fund
  1. Money Market Portfolio.......................        3,451              H
  2. Government Securities Portfolio..............        1,687              H
Cash Equivalent Fund
  1. Tax-Exempt Portfolio.........................        1,020              H
Tax-Exempt California Money Market Fund...........           94              H
Cash Account Trust................................                           H
  1. Money Market Portfolio.......................          397
  2. Government Securities Portfolio..............          150
  3. Tax-Exempt Portfolio.........................           70
Investors Cash Trust***
  1. Government Securities Portfolio..............          197          0.15%
  2. Treasury Portfolio...........................           67          0.15%

                                                  TOTAL NET ASSETS*   MANAGEMENT
                       FUND                           (MILLIONS)         FEE**
- --------------------------------------------------------------------  -----------


Tax-Exempt New York Money Market Fund.............           15              H
Kemper High Income Trust..........................          200          0.85%
Kemper Intermediate Government Trust..............          278          0.80%
Kemper Municipal Income Trust.....................          672          0.55%
Kemper Multi-Market Income Trust..................          215          0.85%
Kemper Strategic Municipal Income Trust...........          126          0.60%
The Growth Fund of Spain, Inc. ...................          221          1.00%
Kemper Strategic Income Fund......................           45          0.85%
Kemper Investors Fund
  1. Money Market Portfolio.......................           65          0.50%
  2. Total Return Portfolio.......................          626          0.55%
  3. High Yield Portfolio.........................          265          0.60%
  4. Equity Portfolio.............................          336          0.60%
  5. Government Securities Portfolio..............           96          0.55%
  6. International Portfolio......................          125          0.75%
  7. Small Capitalization Equity Portfolio........           18          0.65%
Kemper Target Equity Fund
  1. Kemper Retirement Fund Series I..............          105          0.50%
  2. Kemper Retirement Fund Series II ............          172          0.50%
  3. Kemper Retirement Fund Series III ...........          123          0.50%
  4. Kemper Retirement Fund Series IV ............          151          0.50%
  5. Kemper Retirement Fund Series V..............          134          0.50%
  6. Kemper Retirement Fund Series VI.............            3          0.50%
  7. Kemper Worldwide 2004 Fund...................           30          0.60%
Sterling Funds
  1. Equity Fund..................................            0              I
  2. Total Return Fund............................            0              I
  3. U.S. Government Securities Fund..............            0              J
  4. Municipal Bond Fund..........................            0              J
  5. Government Money Market Fund.................            0              K


- ---------------
  * Total Net Assets, in millions, as of May 31, 1995.

 ** Scheduled annual management fees payable to KFS as a percentage of average daily net assets.


*** KFS has agreed to temporarily absorb or pay operating expenses of the Investors Cash Trust portfolios to the extent, if any, that such expenses exceed 0.80% of average daily net assets of such portfolios.


(A) .58 of 1% of the first $250 million, .55 of 1% of the next $750 million, .53 of 1% of the next $1.5 billion, .51 of 1% of the next $2.5 billion, .48 of 1% of the next $2.5 billion, .46 of 1% of the next $2.5 billion, .44 of 1% of the next $2.5 billion and .42 of 1% thereafter.

(B) .55 of 1% of the first $250 million, .52 of 1% of the next $750 million, .50 of 1% of the next $1.5 billion, .48 of 1% of the next $2.5 billion, .45 of 1% of the next $2.5 billion, .43 of 1% of the next $2.5 billion, .41 of 1% of the next $2.5 billion and .40 of 1% thereafter. KFS is currently waiving its management fee for Kemper Intermediate Municipal Bond Fund, Kemper

     Michigan Tax-Free Income Fund, Kemper New Jersey Tax-Free Income Fund and Kemper Pennsylvania Tax-Free Income Fund.

(C) .45 of 1% of the first $250 million, .43 of 1% of the next $750 million, .41 of 1% of the next $1.5 billion, .40 of 1% of the next $2.5 billion, .38 of 1% of the next $2.5 billion, .36 of 1% of the next $2.5 billion, .34 of 1% of the next $2.5 billion and .32 of 1% thereafter.

(D) .75 of 1% of the first $250 million, .72 of 1% of the next $750 million, .70 of 1% of the next $1.5 billion, .68 of 1% of the next $2.5 billion, .65 of 1% of the next $2.5 billion, .64 of 1% of the next $2.5 billion, .63 of 1% of the next $2.5 billion and .62 of 1% thereafter.

(E) .40 of 1% of the first $250 million, .38 of 1% of the next $750 million, .35 of 1% of the next $1.5 billion, .32 of 1% of the next $2.5 billion, .30 of 1% of the next $2.5 billion, .28 of 1% of the next $2.5 billion, .26 of 1% of the next $2.5 billion and .25 of 1% thereafter.

(F) Base investment management fee of .65 of 1% of average daily net assets plus or minus an incentive fee based upon the investment performance of the fund as compared with the performance of the Standard & Poor's 500 Stock Index which may result in a total fee ranging from .35 of 1% to .95 of 1%.

(G) .50% of the first $215 million; .375% of the next $335 million; .30% of the next $250 million; .25% thereafter (on the identified series in the aggregate).


(H) .22% of the first $500 million; .20% of the next $500 million; .175% of the next $1 billion; .16% of the next $1 billion; .15% thereafter (on the identified series in the aggregate). KFS has agreed to temporarily absorb operating expenses of the Cash Account Trust portfolios to the extent, if any, that such expenses exceed the following percentages of average daily net assets; Money Market Portfolio (1.00%), Government Securities Portfolio (0.90%) and Tax-Exempt Portfolio (0.80%). In addition, from time to time, KFS may voluntarily absorb certain additional expenses of the Cash Account Trust portfolios. KFS has also agreed to temporarily absorb or pay operating expenses of Tax-Exempt New York Money Market Fund to the extent, if any, that such expenses exceed 0.80% of average net assets of the Fund.


(I) .80% of the first $250 million; .79% of the next $750 million; .77% of the next $1.5 billion; .75% thereafter.

(J) .65% of the first $250 million; .64% of the next $750 million; .62% of the next $1.5 billion; .60% thereafter.

(K) .50% of the first $250 million; .49% of the next $750 million; .47% of the next $1.5 billion; .45% thereafter.

                                                                       EXHIBIT C

                               FEES AND EXPENSES

                                                   KHI           KGT         KTF         KMM        KSM         GSP        KST
                                                ----------    ---------   ---------   ---------   --------   ---------   --------
Fiscal Year End................................   11/30/94     11/30/94    11/30/94    11/30/94   11/30/94    11/30/94   11/30/94(a)
Management Fees Paid to KFS.................... $1,714,000    2,234,000   3,678,000   1,827,000    753,000   2,135,000    228,000
Effective Management Fee Rate..................        .85%         .80         .55         .85        .60        1.00        .85
Custodian, Transfer Agent Fees Paid by Fund to
  IFTC......................................... $  102,000      103,000     118,000     123,000     21,000      24,000     31,000
Shareholder Service Fees Paid by IFTC to
  KSVC......................................... $   63,000       57,000      91,000      42,000     24,000      24,000     19,000
Brokerage Commissions Paid by Fund............. $1,411,000      365,000      23,000     866,000     73,000   1,621,000    109,000
Percent of Brokerage Commissions Paid by Fund
  Allocated on Basis of Research/Sales.........          1%          69          86          25          1         100          0

- ---------------
(a) For the period from April 29, 1994 (commencement of operations) to November 30, 1994.

               THANK YOU FOR MAILING YOUR PROXY CARD PROMPTLY!

                WE appreciate your continuing support and look
               forward to serving your future investment needs.

KEMPER CLOSED-END FUNDS

- - KEMPER HIGH INCOME TRUST


- - KEMPER INTERMEDIATE GOVERNMENT TRUST


- - KEMPER MUNICIPAL INCOME TRUST


- - KEMPER MULTI-MARKET INCOME TRUST


- - KEMPER STRATEGIC MUNICIPAL INCOME TRUST


- - THE GROWTH FUND OF SPAIN, INC.


- - KEMPER STRATEGIC INCOME FUND



[RECYCLE LOGO] Printed on recycled paper.                               K795-D

[KEMPER MUTUAL FUNDS LOGO]                                                               For     Withhold      For All
[FUND NAME]                              1.   To elect the following as directors:       All        All        Except
[ACCOUNT NUMBER]                                                                         / /       / /          / /
[SHARE COUNT]                                 01) James B. Akins, 02) Fred B. Renwick

                                              --------------------------------------------------------------------------
[ADDRESSEE AND ADDRESS]                       To withhold authority to vote on any individual nominees(s), please print the number(s) on the line above.

                                         2.   Ratify or reject the selection of          For     Against      Abstain
                                                                                         / /       / /          / /
                                              Ernst & Young LLP as the Fund's
                                              independent auditors for the current
                                              fiscal year.

                                         3[A].Approve or disapprove a new investment.    / /       / /          / /
                                              Management agreement with  Kemper
                                              Financial Services, Inc. or its
                                              successor on the same terms as the
                                              current agreement.

                                        [3B.  For GSP only,] to approve or disapprove     / /       / /          / /
                                              a new sub-advisory agreement with BSN
                                              Gastion de Patrinonios, S.A., S.G.C.
                                              on the same terms as the current
                                              agreement.

                                              [Approval of Item 3B is conditional upon approval of Item 3A for GSP.]
                                              Signature(s) (All registered owners of accounts shown to the left must sign.  If signing for a corporation, estate or trust, please indicate your capacity or title.)


X
- -------------------------------------------------------------------------------
Signature                                                           Date

X
- -------------------------------------------------------------------------------
Signature                                                           Date


PLEASE VOTE YOUR PROXY CARD TODAY!

PLEASE VOTE PROMPTLY!

Your vote is needed! Please vote on the reverse side of this form and sign in the space provided. Return your completed proxy in the enclosed envelope today.

You may receive additional proxies for your other accounts with Kemper. These are not duplicates; you should sign and return each proxy card in order for your votes to be counted. Please return them as soon as possible to help save the cost of additional mailings.

The signers of this proxy hereby appoint Stephen B. Timbers and Arthur R. Gottschalk, and each of them, attorneys and proxies, with power of substitution in each, to vote all shares for the signers at the special meeting of shareholders to be held September 19, 1995, and at any adjournments thereof, as specified herein, and in accordance with their best judgement, on any other business that may properly come before this meeting. If no specification is made herein, all shares will be voted "FOR" the proposals set for on this proxy.

The proxy is solicited by the Board of the Fund which recommends a vote "FOR" all matters.